Exhibit 23.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Minority Equality Opportunities Acquisition, Inc. on Amendment No. 2 to Form S-4 of our report dated December 23, 2021, with respect to our audits of the financial statements of Next Level Internet, Inc. as of July 31, 2021 and 2020 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Melville, NY

April 11, 2023

An Independent Member of Urbach Hacker Young International